UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2022

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4131 Worth Avenue, Suite 500             Columbus, OH 43219
(Address of principal executive offices)          (Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01	MHO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 27, 2022, M/I Financial, LLC (“M/I Financial”), a wholly-owned subsidiary of M/I Homes, Inc. (the “Company”), entered into a Third Amended and Restated Mortgage Warehousing Agreement (the “2022 Warehouse Agreement”) among M/I Financial, as borrower, Comerica Bank, as administrative agent, and the lenders party thereto, which include Comerica Bank, The Huntington National Bank, and BMO Harris Bank NA. The 2022 Warehouse Agreement, which will be used to finance eligible mortgage loans originated by M/I Financial, replaced the Second Amended Mortgage Warehousing Agreement dated as of June 24, 2016 (as subsequently amended, the “Prior Agreement”) among M/I Financial and the same lenders. Among other things, the 2022 Warehouse Agreement amends the Prior Agreement in the following respects:

1.The maturity date was extended from May 27, 2022 to May 26, 2023.
2.The base commitment amount was increased from $175 million to $200 million.
3.The maximum amount of borrowing availability is increased to $275 million during the period from September 19, 2022 to November 13, 2022 and increased to $300 million during the period November 14, 2022 through February 6, 2023.
4.Replaces the primary pricing index from Daily Adjusting 1-month LIBOR to Daily Adjusting 1-month BSBY. The applicable margin remains 1.9%.
5.Includes a floor rate of 0.25% for BSBY loans, which is a decrease relative to the floor rate of 0.50% for LIBOR loans.
6.The minimum Liquidity covenant was increased from $7,000,000 to $10,000,000.
7.The minimum Tangible Net Worth covenant was increased from $15,000,000 to $20,000,000.
8.Increases the maximum Leverage covenant from 10.0x to 12.0x.

The other material terms of the Prior Agreement remain unchanged.

The foregoing summary is qualified in its entirety by reference to the 2022 Warehouse Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. All capitalized terms not otherwise defined herein are as defined in the 2022 Warehouse Agreement.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1	Third Amended and Restated Mortgage Warehousing Agreement, dated May 27, 2022, by and among M/I Financial, LLC, as borrower, the lenders party thereto and Comerica Bank, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*

         *Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 27, 2022

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
VP, Chief Accounting Officer and Controller